UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 19, 2008

Eddie Bauer Holdings, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33070	421672352
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

10401 NE 8th Street, Suite 500, Bellevue, Washington		98004
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(425)-755-6544

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On September 19, 2008, Eddie Bauer Holdings, Inc. (the "Company"), certain subsidiaries of the Company and The Bank of New York Mellon, as trustee, entered into a Supplemental Indenture (the "Supplemental Indenture") that amends the Indenture, dated as of April 4, 2007 (the "Indenture"), governing the Company’s 5.25% Convertible Senior Notes due 2014 (the "Notes"). The amendment allows the Company, upon the receipt of the requisite stockholder consent, to extend the expiration date of the existing 4.75% limitation on ownership of the Company’s securities (the "Ownership Limitation") contained in the Company’s Certificate of Incorporation from January 4, 2009 to January 1, 2012, provided the Ownership Limitation as extended does not apply to conversion of the Notes to the Company’s common stock.

The Company’s Certificate of Incorporation currently contains provisions imposing limitations on the direct or indirect ownership of the Company’s common stock or other classes of equity (i.e. Ownership Limitation) such that (i) no Person (defined as an individual, various forms of corporations or partnerships, estates, trusts or associations) may acquire or accumulate 4.75% or more of such common stock or other classes of equity and (ii) no Person owning directly or indirectly 4.75% or more of such common stock or other classes of equity may acquire additional shares without meeting certain notice and prior approval requirements as set forth in the Certificate of Incorporation. The Ownership Limitation currently expires on January 4, 2009, but the Company proposes to amend its Certificate of Incorporation to extend the Ownership Limitation to January 1, 2012, with the proviso that the Ownership Limitation does not limit the conversion of the Notes into the Company’s common stock.

The Ownership Limitation was established to provide the Company’s board of directors with the ability to prevent the occurrence of an "ownership change" under Section 382 of the Internal Revenue Code of 1986, as amended. Under Section 382, an ownership change occurs if there is a greater than 50% change in equity ownership of a company over a three-year period, determined by reference to the ownership of persons holding 5% or more of that company’s equity securities. If a company undergoes an ownership change as defined in Section 382, that company’s ability to use its pre-change net operating loss carryovers ("NOLs") and other pre-change tax attributes to offset its post-change income will be limited for any year after the ownership change occurs. The Company has significant federal NOLs to offset against future income for federal tax purposes and the Company’s ability to use those NOLs could be materially limited if an ownership change of the Company were to occur.

The Indenture prohibited the proposed extension of the expiration date of the Ownership Limitation. The Company solicited consents from holders of the Notes to an amendment to the Indenture to permit the proposed extension to the Ownership Limitation, with the proviso that the Ownership Limitation as extended would not apply to the conversion of the Notes to the Company’s common stock in accordance with the terms of the Indenture. The holders of 91% in principal amount of the Notes consented to the Indenture amendment, and on September 19, 2008, the Company entered into the Supplemental Indenture, which implements the amendment to the Indenture.

The Company has announced that it intends to hold a Special Meeting of Stockholders on November 21, 2008, with a record date of October 3, 2008 to seek approval from its stockholders of the proposed amendment to its Certificate of Incorporation.

Forward-Looking Statements

This Report may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “intends,” “potential,” qualifiers such as “preliminary” and similar expressions. Such forward looking statements include statements about the amount, availability and the Company’s ability to use federal NOLs in certain circumstances. Forward-looking statements contained in this Form 8-K are based on estimates and assumptions, which assumptions and estimates may prove to be inaccurate, and involve risks and uncertainties. Forward-looking statements are not guarantees of future events, and the Company can provide no assurance that such statements will be realized. Actual results may differ from those contemplated by such forward-looking statements as a result of a variety of factors, including the inability to obtain the requisite approval from stockholders to the proposed extension of the Ownership Limitation; the Company’s inability to use its federal NOLs, whether as a result of lack of future income from tax purposes or otherwise; and the other risks identified in our periodic reports filed pursuant to the Securities Exchange Act of 1934, as amended, including the Company’s Annual Report on Form 10-K for the period December 29, 2007 and Quarterly Reports on Form 10-Q for the periods ended March 29, 2008 and June 28, 2008. The information contained in this Form 8-K is provided as of September 24, 2008, and the Company undertakes no obligation to update any forward-looking statements.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eddie Bauer Holdings, Inc.

September 24, 2008	By:	Freya R. Brier

Name: Freya R. Brier
Title: Senior Vice President and General Counsel